Exhibit 10.5

Legacy Baytech Park

Lease Agreement

Basic Lease Information

Lease Date:		April 16, 2012

Landlord:		LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company

Landlord’s Address:		c/o Legacy Partners Commercial, Inc. 4000 East Third Avenue, Suite 600 Foster City, California 94404-4805

Tenant:		RESTORATION ROBOTICS, INC., a Delaware corporation

Tenant’s Address:		Restoration Robotics, Inc. 1383 Shorebird Way Mountain View, California 94043 Attention: Vice President – Legal

(Prior to the Commencement Date)

and

Restoration Robotics, Inc. 128 Baytech Drive San Jose, California 95134-2302 Attention: Vice President – Legal

(After the Commencement Date)

Premises:		Approximately 23,155 rentable square feet as shown on Exhibit A

Premises Address:		128 Baytech Drive San Jose, California 95134-2302

	Building 120-128:	Approximately 47,250 rentable square feet
	Lot:	APN 015-030-93
	Legacy Baytech Park (“Park”):	Approximately 187,742 rentable square feet

Term:		The commencement date of the Lease (“Commencement Date”) shall occur on the earlier to occur of (i) the later of: (a) August 1, 2012, or (b) the date the Tenant Improvements (defined in Exhibit B) are Substantially Complete (defined in Exhibit B), or (ii) the date Tenant first commences its business from the Premises, and the expiration date of the Lease (“Expiration Date”) shall occur on the date that is fifty-one (51) full calendar months following the Commencement Date. The Commencement Date is anticipated to occur on August 1, 2012 (“Anticipated Commencement Date”) [PROVIDED THE LEASE IS MUTUALLY EXECUTED BY APRIL 18, 2012].

Base Rent (¶3):		Nineteen Thousand Six Hundred Eight-One and 75/100 Dollars ($19,681.75) per month* ($.85 per RSF per month)

Adjustments to Base Rent:		Commencing on date that is thirteen (13) months following the Commencement Date, the monthly Base Rent shall increase to $20,607.95 ($.89 per RSF per month);

Commencing on date that is twenty-five (25) months following the Commencement Date, the monthly Base Rent shall increase to $21,534.15 ($.93 per RSF per month);

Commencing on date that is thirty-seven (37) months following the Commencement Date, the monthly Base Rent shall increase to $22,460.35 ($.97 per RSF per month);

Commencing on date that is forty-nine (49) months following the Commencement Date, the monthly Base Rent shall increase to $23,386.55 ($1.01 per RSF per month).

*Tenant shall not be obligated to pay Base Rent for the first three (3) months of the Term so long as Tenant is not in monetary or other material default under this Lease, as more particularly described in the immediately following sentence. If, at any time, Tenant is in monetary or other material default of any term, condition or provision of this Lease beyond applicable notice and grace periods and Landlord elects to exercise any of its remedies as provided in Section 19 below, to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant’s requirement to pay Base Rent during any period of time from and after the date of this Lease shall be null and void and Tenant shall immediately pay to Landlord all Base Rent so expressly or implicitly waived by Landlord.

Advance Rent (¶3):		Twenty-Five Thousand Seven Hundred Two and 05/100 Dollars ($25,702.05)

Security Deposit (¶4):		Two Hundred Thousand Dollars ($200,000), subject to reduction as set forth in Section 4.

Tenant’s Share of Operating Expenses (¶6.1):		12.33% of the Park
Tenant’s Share of Tax Expenses (¶6.2):		12.33% of the Park
Tenant’s Share of Common Area Utility Costs (¶7.2):		12.33% of the Park
Tenant’s Share of Utility Expenses (¶7.1):		12.33% of the Park

Permitted Uses (¶9):		General office, research and development, light manufacturing, assembly, shipping and receiving, storage, but only to the extent permitted by the City of San Jose, California, and all agencies and governmental authorities having jurisdiction thereof and for no other purposes whatsoever.

Parking Spaces:		Eighty-nine (89) non-exclusive and non-designated spaces in the Park

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Broker (¶33):	Cornish & Carey Commercial for Tenant Cassidy Turley Northern California Inc. for Landlord

Exhibits:	Exhibit A -	Premises, Building, Lot and/or Park
	Exhibit B -	Tenant Work Letter
	Exhibit C -	Rules and Regulations
	Exhibit D -	Intentionally omitted
	Exhibit E -	Tenant’s Initial Hazardous Materials Disclosure Certificate
	Exhibit F -	Change of Commencement Date - Example
	Exhibit G -	Form of SNDA
	Exhibit H -	Path of Travel for Large Equipment Removal

Addenda:	Addendum 1 -	Option to Extend the Lease Term
	Addendum 2 -	Rooftop Space Addendum

- ii -

- iii -

Lease Agreement

The Basic Lease Information and this Lease are, and shall be construed as, a single instrument.

1. Premises

Landlord leases the Premises to Tenant upon the terms and conditions contained herein. Tenant shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. For purposes of this Lease, (i) as of the Lease Date, the rentable square footage area of each of the Premises, the Building and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information, (ii) the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (for example corridors, common restrooms, an electrical room or telephone room) and (iii) the number of rentable square feet of any of the Building and the Park may subsequently change after the Lease Date commensurate with any physical modifications to any of the foregoing by Landlord, and Tenant’s Share shall accordingly change provided further, however, that any change in square footage of the Premises due to a remeasurement thereof shall not increase the Rent payable by Tenant. The term “Project” means and collectively refers to the Building, Common Areas, Lot and Park.

2. Occupancy; Adjustment of Commencement Date

2.1 If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Anticipated Commencement Date in the condition specified in Section 5 hereof, Landlord shall neither be subject to any liability nor shall the validity of this Lease be affected; provided, the Term and the obligation to pay Rent shall commence on the date possession is actually tendered to Tenant (subject to abatement as provided in the Basic Lease Information) and the Expiration Date shall be extended commensurately. If the commencement date and/or the expiration date and/or occupancy date of this Lease is other than the Anticipated Commencement Date and Expiration Date specified in the Basic Lease Information or Beneficial Occupancy Date specified below, the parties shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto specifying the actual commencement date, expiration date, occupancy date and the date on which Tenant is to commence paying Rent. Tenant shall execute and return such amendment to Landlord within five (5) days after Tenant’s receipt thereof. If Tenant fails to execute and return the amendment within such 5-day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment. The word “Term” means the initial term of this Lease and any valid extension(s) thereof. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Premises on or before August 1, 2012 (which date shall be extended for the period of any Tenant Delays [as defined in the Tenant Work Letter] or any event of Force Majeure) (the “Delivery Termination Date”), then Tenant may terminate this Lease by delivering to Landlord a written termination notice thereof prior to the earlier of (i) the date which is ten (10) days following the Delivery Termination Date or (ii) the date upon which Landlord tenders possession of the Premises. The termination right afforded to Tenant under this Section 2 shall be Tenant’s sole remedy for Landlord’s failure to tender possession of the Premises on or before the Delivery Termination Date. Time is of the essence for the delivery of Tenant’s termination notice under this Section 2; accordingly, if Tenant fails to timely deliver any such notice, Tenant’s right to terminate this Lease under this Section 2 shall expire and be of no further force or effect as of the date Tenant fails to timely deliver such termination notice. [TENANT: AUGUST 1 DATE ABOVE IS CONTINGENT ON THE LEASE BEING FULLY-EXECUTED BY APRIL 18]

2.2 Provided that Tenant and its agents do not interfere with Landlord’s construction of the Tenant Improvements, Landlord shall permit Tenant to access and enter the Premises on July 1, 2012 (the “Early Entry Date”), solely for purposes of installing Tenant’s furniture, fixtures and equipment (including Cabling) in the Premises and, in addition to the foregoing, Tenant shall have the right to occupy and commence business operations in the Premises during the period (the “Beneficial Occupancy Period”) from July 15,

2012 (the “Beneficial Occupancy Date”) until the day before the Commencement Date. Such entry and use of the Premises by Tenant shall be at Tenant’s sole risk and shall also be subject to all of the provisions of this Lease including, but not limited to, the requirement to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. Notwithstanding the immediately preceding sentence, from and after the Beneficial Occupancy Date, Tenant shall pay Tenant’s Share of all Additional Rent (as defined below) but Tenant shall not be required to pay Base Rent prior to the Commencement Date. Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Building and the Premises, or interfere with the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. In addition to the foregoing, Landlord shall have the right to impose such additional conditions on Tenant’s early entry as Landlord shall deem reasonably appropriate.

3. Rent

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit, and all insurance certificates required to be delivered under Section 12 and Exhibit B of this Lease. Tenant agrees to pay Landlord without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord’s Address, on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term (i) Base Rent and (ii) as Additional Rent, Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term “Rent” means the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to the waiver of Base Rent. If any rental payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which the fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated in the same manner. To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4. Security Deposit

Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default hereunder, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default or to compensate Landlord for all damages sustained by Landlord in connection therewith. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At the expiration or earlier termination of this Lease, within the time period(s) prescribed by California Civil Code Section 1950.7 (or any successor law), but in no event more than forty-five (45) days after the expiration or earlier termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant’s default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums. Landlord shall not be required to segregate the Security Deposit from other funds, and, unless required by law, interest shall not be paid on the Security Deposit. Tenant shall not have any use of, or right of offset against, the Security Deposit. Tenant waives (i) California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the security deposit may additionally be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease. So long as Tenant has not been in monetary or other material default of this Lease beyond any applicable cure period for any such default, then (a) on the date which is twenty-eight (28) months after the Commencement Date, Landlord shall reduce the Security Deposit to One Hundred Fifty Thousand Dollars ($150,000), and (b) on the date which is forty (40) months after the Commencement Date, Landlord shall reduce the Security Deposit to One Hundred Thousand Dollars ($100,000). The amounts by which the Security Deposit shall be reduced pursuant to the foregoing sentence, shall be applied by Landlord towards Tenant’s installments of Rent as the same then become due.

5. Condition of Premises; Tenant Improvements

Tenant agrees (i) to accept the Premises on the Commencement Date (and by taking possession of the Premises Tenant shall be deemed to have accepted the Premises) as then being suitable for Tenant’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition with the exception of the following: (A) Landlord’s construction of the Tenant Improvements as set forth in Exhibit B hereto, (B) latent defects that are not discoverable upon reasonable inspection; (C) the Delivery Requirements described below in this Section 5; and (D) a pre-existing crack in the lobby flooring of the Premises running from the northeast corner of the lobby to the southeast corner, for which Tenant shall not be responsible including but not limited to any repairs related to this pre-existing crack and for which Landlord shall be responsible for any repairs thereto; and (ii) that neither Landlord nor any of Landlord’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant’s business or for any other purpose, including without limitation, any storage incidental thereto. The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms and provisions of Exhibit B. Notwithstanding anything to the contrary contained in this Section 5, on the Commencement Date, Landlord shall deliver the Premises with the roof and existing building systems and equipment (including but not limited to the HVAC, electrical, plumbing, lighting and ceiling) and the exterior freight lift in good working condition (the “Delivery Requirements”). Landlord warrants the condition of the roof, building systems and exterior freight lift for a period of six (6) months from the Commencement Date (the “Review Period”). In the event that Tenant notifies Landlord during the Review Period, in writing, of any of the foregoing items that are not in good working condition, Landlord shall cause such items to be promptly repaired at Landlord’s sole cost to the extent that any deficiencies to such systems are not caused by the acts or omissions of Tenant or any of Tenant’s Representatives (as defined below), or any Alterations performed by or on behalf of Tenant. If Tenant fails to timely deliver to Landlord such written notice of systems or equipment not in good working condition within the Review Period, Landlord shall have no obligation to perform any such work thereafter, except as otherwise expressly provided in the Lease.

6. Additional Rent

Landlord and Tenant intend that this Lease be a “triple net lease.” The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, “Additional Rent”).

6.1 Operating Expenses:

6.1.1 Definition of Operating Expenses: Tenant shall pay to Landlord Tenant’s Share of all Operating Expenses as Additional Rent. The term “Operating Expenses” means the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and Project. The term “Common Areas” means (a) all areas and facilities within the Park exclusive of the Premises and other portions of the Park leasable exclusively to other tenants and (b) the areas within the Building which are not leased exclusively to any tenant in the Building. The Common Areas include, but are not limited to, interior lobbies, main electric room, telecommunications closets, mezzanines, parking areas, access and perimeter roads, sidewalks, and landscaped areas (and Tenant acknowledges and agrees that the size and shape of the Common Areas may be altered in the event the parcel or subdivision map referenced below in this Section 6.1.1 is recorded). Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) repairs to, and maintenance of, the roof membrane, the non-structural portions of the roof and the non-structural elements of the perimeter exterior walls of the Building; (ii) maintaining the Common Areas of the Building and Park; (iii) annual insurance premium(s) for any and all insurance Landlord elects to obtain, including without limitation, “all risk” or “special purpose” coverage, earthquake and flood for the Project, rental value insurance, and subject to Section 25 below, any deductible; (iv) (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date; and (c) new improvements to the Project that are intended to reduce operating costs or improve life/safety conditions or Conservation Costs (as defined below), all of the foregoing as reasonably determined by Landlord; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized as reasonably determined by Landlord using standard commercial real estate accounting practices consistently applied by other regional institutional landlords, together with reasonable interest on the unamortized balance; (v) the management and administration of the Project, including, without limitation, a property management fee (not to exceed two and one- half percent (2.5%) of aggregate gross Rent), accounting, auditing, billing, postage, salaries and benefits for employees at or below the level of Senior Property Manager, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any), heating, ventilation and air conditioning systems and lifts for disabled persons; (VII) security and fire protection services for any portion of the Project, if and to the extent, in Landlord’s sole discretion, such services are provided; (viii) the creation and modification of any licenses, easements or other similar undertakings for the direct benefit of the Project, including, without limitation, the cost of the creation, management and operation of an owner’s association to manage and operate the Park at any time and from time to time (the “Association”); (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area improvements or equipment; (x) any and all levies, charges, fees and/or assessments payable to the Association or any other applicable owner’s association or similar body; (xi) any barrier removal work or other required improvements, alterations or work to any portion of the Project generally required under the ADA (defined below) (the “ADA Work”); provided, if such ADA Work is required under the ADA due to Tenant’s use of the Premises or any Alteration (defined below) made to the Premises by or on behalf of Tenant, then the cost of such ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; (xii) the repairs and maintenance items set forth in Section 11.2 below; and (xiii) costs for workers’ compensation insurance, wages, withholding taxes, personal property taxes, fees for required licenses and permits, supplies, charges for management of the Building and common areas, and the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including without limitation, in connection with any LEED (Leadership in Energy and Environmental

Design) rating or compliance system or program currently assigned to the Building (as opposed to Landlord’s costs of obtaining such LEED or other certification or rating), including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively “Conservation Costs”). Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Project and/or on a building by building basis and Tenant acknowledges and agrees that Landlord shall have the right, in its sole and absolute discretion, to record a parcel or subdivision map with respect to the Park or a portion of the Park, the recordation of which may have the effect of increasing or decreasing Tenant’s Share of Operating Expenses provided any increase in Tenant’s Share due to a subdivision of the Park shall also provide for an equitable decrease in the rentable square footage of the pool of Operating Expenses payable by Tenant. In either of such events, Tenant’s Share of Operating Expenses shall be commensurately revised to reflect any such increases or decreases that may result therefrom.

6.1.2 Operating Expense Exclusions: The term “Operating Expenses” shall not include: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving or decorating vacant space or space for other tenants within the Project; (ii) costs (including overtime charges) incurred because Landlord or another tenant actually violated the terms and conditions of any lease within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of any portion the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project; (iv) depreciation of the Building or any other improvements situated within the Project; (v) any items for which Landlord is actually reimbursed; (vi) costs of repairs or other work necessitated by casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the Building or the Park, interest and penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with Section 27 hereof; (ix) Landlord’s cost for the repairs and maintenance items set forth in Section 11.3; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xi) debt service on any mortgages and payments under a ground lease or master lease; (xii) any fines or penalties incurred due to violations by Landlord or any other tenant of any governmental rule or authority and the defense of same; (xiii) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Building into compliance with laws (including the Americans with Disabilities Act) in effect as of the Commencement Date and as interpreted by applicable governmental authorities as of such date; (xiv) except as otherwise provided in this Lease, the cost of any capital improvements; (xv) bad debt loss, rent loss, or reserves for bad debts or rent loss; (xvi) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Park, including the costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any interest of Landlord in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and project management, or between Landlord and other tenants or occupants; (xvii) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Park unless such wages and benefits are prorated to reflect time spent on operating and managing the Park vis-a-vis time spent on matters unrelated to operating and managing the Park; (xviii) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; (xix) costs of performing work expressly provided under any lease to be borne at Landlord’s sole expense or at no cost to Tenant; (xx) any expenses incurred for use of any portion of the Park to accommodate special events held solely for the benefit of a particular tenant of the Project; and (xxi) political or charitable contributions.

6.2 Tax Expenses: Tenant shall pay to Landlord Tenant’s Share of all Tax Expenses applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within ten (10) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project. “Tax Expenses” means, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any governmental, school, agricultural, lighting or other improvement district) as against any legal or equitable interest of Landlord in the Premises, Project or Park or any other tax, fee, or excise, however described, including, but not limited to, any tax resulting from the recordation of any parcel or subdivision map with respect to the Park and/or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of Tax Expenses. “Tax Expenses” shall not include (a) any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, (b) any penalty or fee imposed solely as a result of Landlord’s failure to pay Tax Expenses when due, and (c) any items included as Operating Expenses. In the event that a parcel or subdivision map with respect to the Park or a portion of the Park is recorded by Landlord, Tenant’s Share of Tax Expenses shall be commensurately revised to reflect any increases or decreases that may result from the impact of such parcel or subdivision map.

6.3 Payment of Expenses: Landlord shall estimate Tenant’s Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent on the first (1st) day of each month throughout the Term. Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

6.4 Annual Reconciliation: Landlord shall endeavor to deliver by April 1st (and shall deliver by June 1st) of each calendar year, an accounting of actual and accrued Operating Expenses and Tax Expenses; provided, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time. Within thirty (30) days of Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or if the Term of the Lease has expired, refund the amount of overpayment to Tenant within forty-five (45) days thereafter. Failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation shall not constitute a waiver of Landlord’s right to collect any underpayment at any time during the Term or after the expiration or earlier termination of this Lease.

6.5 Audit: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous one (1) calendar year, during Landlord’s reasonable business hours but not more frequently than once during any calendar year. Tenant may not compensate any such accountant on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such expenses.

7. Utilities and Services

Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises.

7.1 Utility Expenses: Tenant shall pay to Landlord Tenant’s Share of any utility fees, use charges, or similar services that are not billed or metered separately to Tenant (collectively, “Utility Expenses”). If Landlord reasonably determines that Tenant’s Share of Utility Expenses is not commensurate with Tenant’s use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant’s use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon objective evidence, including factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such utilities and similar services. Tenant shall also pay Tenant’s Share of any assessments, charges and fees included within any tax bill for the Lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees and sewer use fees. Notwithstanding anything to the contrary in this Section 7, if Tenant disputes Landlord’s determination of Tenant’s Share of Utility Expenses, Landlord shall, at Tenant’s sole cost and expense, have the right, in its sole and absolute discretion, to perform all work necessary to separately meter (with PG&E meters if such utility is gas or electric) the utility usage of the Premises.

7.2 Common Area Utility Costs: Tenant shall pay to Landlord Tenant’s Share of any Common Area utility fees, charges and expenses and costs for measurement meters and devices (collectively, “Common Area Utility Costs”). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant’s Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term. Any reconciliation thereof shall be substantially in the same manner as set forth in Section 6.4 above. Tenant acknowledges and agrees that Tenant’s Share of Common Area Utility Costs may increase or decrease in the event of the recordation of a parcel or subdivision map with respect to the Park or a portion of the Park provided any increase in Tenant’s Share due to a subdivision of the Park shall also result in an equitable decrease in the rentable square footage of the pool of Common Area Utility Costs payable by Tenant.

7.3 Miscellaneous: Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

8. Late Charges

The sums and charges set forth in this Section 8 shall be “Additional Rent”. Tenant acknowledges that late payment (the third (3rd) day of each month or any time thereafter) of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord within three (3) days of the due date, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to five percent (5%) of such delinquent amount plus interest thereon at ten percent (10%) per annum, such interest to commence thirty (30) days after the original due date for such payment, for every subsequent month or portion thereof that such sums remain unpaid. If Tenant delivers to Landlord two (2) checks for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier’s check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys’ fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant’s default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other default of Tenant under this Lease.

9. Use of Premises

9.1 Loading Dock: Landlord has represented to Tenant that Tenant can move into the Premises using the loading dock of the adjoining space at 120 Baytech Drive on the opposite side of the Building, which loading dock serves adjacent premises that are anticipated to be vacant at the time of Tenant’s proposed move-in. Landlord agrees to remove and then to restore and replace a portion of the wall between 120 Baytech Drive and 128 Baytech Drive in order to allow Tenant to move in using the above-mentioned loading dock. The fees, costs and expenses incurred by Landlord in connection with this Section 9.1 shall be deducted from the Tenant Improvement Allowance (as defined in the Tenant Work Letter). Further, in the event such adjacent premises at 120 Baytech Drive shall be occupied at the time of Tenant’s move-in, Landlord shall be solely responsible for notifying said tenant of Tenant’s rights to use the loading dock, and shall procure such tenant’s cooperation to the use of the loading dock for Tenant’s move-in. The Parties acknowledge that representations and obligations set forth in this Section 9.1 are integral to the Tenant’s agreeing to enter into this Lease Agreement and that Tenant relies on them.

9.2 Compliance with Laws, Recorded Matters, and Rules and Regulations: The Premises shall be used solely for the permitted uses specified in the Basic Lease Information and for no other uses without Landlord’s prior written consent. Landlord’s consent shall not be unreasonably withheld or delayed so long as the proposed change in use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, “Tenant’s Representatives”) shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term (collectively, the “Laws”), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the “ADA”), (b) any and all instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time required to be made by or given by Landlord relating to the initial development of the Project and/or the construction, from time to time, of any additional improvements in the Project, including without limitation, any Tenant Improvements (collectively, “Development Documents”), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made, from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, “Recorded Matters”), and (d) any and all by laws, rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations now or hereafter promulgated by Landlord, and any rules, restrictions and/or regulations imposed by the Association or any other applicable owners association or similar entity (collectively, “Rules and Regulations”). Landlord reserves to itself the right, from time to time, (1) to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, whether in connection with the recordation of a parcel or subdivision map or otherwise, provided such rights do not materially and adversely impair the access to the Premises, reduce Tenant’s share of parking spaces or adversely affect the visibility of Tenant’s signage; (2) to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant’s operations in the Premises, including without limitation the access to the Premises, Tenant’s share of parking spaces or the visibility of Tenant’s signage; and (3) to create the Association. Subject to the foregoing, Tenant agrees to sign promptly any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions, to acknowledge creation of the Association or as otherwise reasonably requested by Landlord. Tenant agrees to, and does hereby, assume full and complete responsibility (x) to ensure that the interior of the Premises are in compliance with all applicable Laws throughout the Term and (y) for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant’s particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective. Tenant shall have no right to initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project.

9.3 Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will increase the existing rate of or affect any policy of insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be conducted in, on or about any portion of the Premises or the Project without Landlord’s prior written consent thereto. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Project. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or personal property outside of the Premises. Except to the extent provided in the Rooftop Space Addendum attached hereto, Tenant shall neither install any radio or television antenna, satellite dish, microwave or other device on the roof or exterior walls of the Building or any other portion of the Project nor make any penetrations of or to the roof of the Building. Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the Building or elsewhere. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Project. Subject to Sections 11 and 13 of the Lease, Tenant shall be permitted to bring household pets onto the Premises.

10. Alterations; and Surrender of Premises

10.1 Alterations: Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the interior of the Premises without obtaining Landlord’s prior written consent, provided said alterations are not part of Tenant’s Wi-Fi Network (defined hereinbelow), do not affect the Building systems or require any permit or roof penetration and the cost of such alterations does not exceed Twenty-Five Thousand Dollars ($25,000) each job and Twenty-Five Thousand Dollars ($25,000) cumulatively each calendar year (the “Permitted Improvements”). Tenant, however, shall first notify Landlord of such Permitted Improvements so that Landlord may post a Notice of Non-Responsibility on the Premises. Except for the Permitted Improvements, Tenant shall neither install any signs, fixtures, or improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not affect the Building systems, structural integrity or structural components of the Premises or Building. If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten (10) days prior written notice to Landlord, from the date Tenant commences construction, sufficient to enable Landlord to post and record a Notice of Non-Responsibility. Tenant shall obtain all permits or other governmental approvals prior to commencing any work and deliver a copy of same to Landlord. All Alterations shall be (i) at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured (and bonded, at Landlord’s option) contractor (reasonably approved by Landlord) in compliance with all applicable Laws, Development Documents, Recorded Matters, and Rules and Regulations and (ii) performed in a good and workmanlike manner and so as not to obstruct access to any portion of the Project or any business of Landlord or any other tenant. Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall neither create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any Laws. As Additional Rent, Tenant shall reimburse Landlord, within ten (10) days after demand, for actual legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord an administration fee equal to four percent (4%) of the total cost of the Alterations (provided, for Alterations not requiring permits or roof penetrations, such administration fee shall not exceed $500). If Tenant makes any Alterations, Tenant shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require. All such Alterations shall be insured by Tenant in accordance with Section 12 of this Lease immediately upon completion. Tenant shall keep the Premises and the Lot on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to commencing any Alterations, (a) cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and (b) provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any mechanic’s, materialmen’s or other liens.

10.1.1 Wi-Fi Network: Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 10.1.1 (in addition to the other provisions of this Section 10). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Section 10.2 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Park or with any other tenant’s communication equipment, and not to damage the Building or Park or interfere with the normal operation of the Building or Park and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney’s fees) arising out of Tenant’s failure to comply with the provisions of this Section 10.1.1, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi

Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm Tenant’s compliance with the terms of this Section 10.11, Landlord shall retain such professionals at commercially reasonable rates, and Tenant shall reimburse Landlord within twenty (20) days following submission to Tenant of an invoice from Landlord, which costs shall not exceed $1,000 per year (except in the event of a default by Tenant hereunder). This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a breach of default by Tenant under this Lease.

10.2 Surrender of Premises: At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with Section 27 hereof. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease, or any damage or deterioration due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per two hundred (200) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors. On or before the expiration or earlier termination of this Lease, Tenant shall remove (i) all of Tenant’s Property (defined below) and Tenant’s signage from the Premises and other portions of the Project, (ii) any Alterations Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant, at Tenant’s expense, to remove, and Tenant shall repair any damage caused by all of such removal activities. Notwithstanding the foregoing, in the event Tenant is unable to use the loading dock serving the adjoining premises for the purpose of vacating the Premises at the expiration of the Term (as the same may be extended), and as a result Tenant is required to remove cubicles, widen doorways, open the wall, or take other similar steps to remove Tenant’s Property from the Premises, Tenant shall be required to restore any damage to the storefront and/or exterior walls of the Building resulting from the foregoing actions at Tenant’s sole cost and expense. Tenant’s path of travel within the Premises while removing the Tenant’s Property shall be as identified and shown on Exhibit H attached hereto, and Tenant’s removal of cubicles or interior walls along the path of travel shown on Exhibit H within the Premises shall be at Tenant’s sole cost, and Landlord shall be responsible, at Landlord’s sole cost, for the restoration of any cubicles and repairs to any interior walls along the path of travel shown on Exhibit H within the Premises. “Tenant’s Property” means all equipment, trade fixtures, furnishings, all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), inventories, goods and personal property of Tenant. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall prior to the expiration of this Lease, at Tenant’s expense and in compliance with the National Electric Code and other applicable Laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove such Cabling if Tenant receives a written notice from Landlord at least thirty (30) days prior to the expiration of the Lease authorizing such Cabling to remain in place, in which event the Cabling shall be surrendered with the Premises upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall not be required to remove any Cabling existing in the Premises prior to the date of this Lease. All Alterations except those which Landlord requires Tenant to remove at the time Landlord’s consent is granted to the making of such Alterations shall remain in the Premises as the property of Landlord. Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all Claims (defined below) (x) arising from any delay by Tenant in so surrendering the Premises including, without limitation, any Claims made against Landlord by any succeeding tenant or prospective tenant founded on or resulting from such delay and (y)  suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant.

11. Repairs and Maintenance

11.1 Tenant’s Repairs and Maintenance Obligations: Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing in accordance with the applicable provisions of Section 10 hereof, and to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant’s Representatives, or due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per two hundred (200) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors, and restoring the Premises and other portions of the Project to the condition existing prior to the occurrence of such damage. Without limiting any of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning (“HVAC”) systems serving the Premises, (b) all plumbing work and fixtures, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises, (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems, except to the extent maintained by Landlord, and (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).

11.2 Maintenance by Landlord: Subject to the provisions of Section 11.1, and further subject to Tenant’s obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Share of the cost and expense of the following described items, Landlord shall repair and maintain the following items: fire protection services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); the plumbing and mechanical systems serving the Building, including the boiler for the Building but excluding the plumbing, mechanical and electrical systems exclusively serving the Premises; any rail spur and rail crossing; the exterior freight lift; exterior painting of the Building; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. If Landlord elects to perform any repair or restoration work required to be performed by Tenant, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair.

11.3 Landlord’s Repairs and Maintenance Obligations: Subject to the provisions of Sections 11.1, 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant’s Representatives (in which event(s), Tenant shall be responsible for the cost of any such repairs or replacements), Landlord shall, at Landlord’s sole cost and expense, (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane).

11.4 Tenant’s Failure to Perform Repairs and Maintenance Obligations: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, (i) Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant’s Property or to Tenant’s business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives and (ii) Tenant shall pay to Landlord, as Additional Rent, Landlord’s costs and expenses incurred therefor. Tenant’s obligations under this Section 11 shall survive the expiration of the Term or earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect.

12. Insurance

12.1 Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by carriers reasonably acceptable to Landlord and its lender which afford the following coverages: (i) worker’s compensation and employer’s liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant’s and Tenant’s Representatives’ use or occupancy of the Premises and such insurance shall (a) include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability, and (b) have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess/umbrella insurance in the amount of Three Million Dollars ($3,000,000) (if Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement); (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles; (iv) “all risk” or “special purpose” property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant’s Property and the Tenant Improvements located in, on or about the Premises, and in addition, coverage for flood, earthquake, and business interruption of Tenant, together with, if the property of any of Tenant’s invitees, vendors or customers is to be kept in the Premises, warehouser’s legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord’s lenders.

12.2 Insurance Policies: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of “A.M. Best’s Rating Guides.” Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and Landlord as required by this Lease.

12.3 Additional Insureds and Coverage: Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements, in Section 12.1(iv) hereof. All such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation and employer’s liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease, except with respect to the waiver of subrogation contained in Section 12.5 below. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or Tenant’s Representatives’ use of the Premises and any of the areas within the Project. Notwithstanding anything to the contrary contained herein, to the extent Landlord’s cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant’s acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.

12.4 Failure of Tenant to Purchase and Maintain Insurance: If Tenant fails to obtain and maintain the insurance required herein throughout the Term, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Claims which Landlord may incur due to Tenant’s failure to obtain and maintain such insurance.

12.5 Waiver of Subrogation: Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

13. Limitation of Liability and Indemnity

Except to the extent of Claims (defined below) resulting from the sole active gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord’s lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, successors and assigns and each of their respective partners, members, directors, officers, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the “Indemnitees”) harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) which are brought by third parties (collectively, “Claims”) arising from or in any way related to, directly or indirectly, (i) Tenant’s or Tenant’s Representatives’ use of the Premises and other portions of the Project, (ii) the conduct of Tenant’s business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and/or (iv) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of Claims resulting from the sole active gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Notwithstanding the provisions of this Section 13 above to the contrary, Tenant’s indemnity of Landlord and the Indemnitees shall not apply to: (i) any claims to the extent resulting from the gross negligence or willful misconduct of the Indemnitees and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”); or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 12.5 above. In addition, Landlord shall indemnify, defend, protect and hold Tenant harmless from all such Excluded Claims, except for (A) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 12.5 above, and (B) any lost profits, loss of business or other consequential damages.

14. Assignment and Subleasing

14.1 Prohibition: Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s Representatives (collectively, “Transfers” and any entity to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 14.

14.2 Request for Consent: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing (“Tenant’s Notice”), and deliver to Landlord at least twenty (20) days prior to the proposed commencement date of the Transfer (“Proposed Effective Date”) the following: (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer, including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and certified financial statements for the previous three (3) most recent consecutive fiscal years; and (iv) such other information as Landlord may then reasonably require. Within twenty (20) days after Landlord’s receipt of the Tenant’s Notice (the “Landlord Response Period”) Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and Landlord’s election as set forth in Section 14.5. If Landlord does not elect to recapture pursuant to Section 14.5 and Landlord does not respond to the requested proposed Transfer and Tenant delivers to Landlord a second Tenant’s Notice and Landlord fails to respond to such second written notice within 3 business days of receipt, then Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Notice.

14.3 Criteria for Consent: Tenant agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods or at any time during the Term of this Lease Tenant has been in Chronic Default, (b) the use to be made of the Premises by the proposed Transferee is prohibited, or differs from the uses permitted, under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, (d) the proposed Transferee does not intend to occupy the Premises, (e) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (g) the proposed Transfer would cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (1) is negotiating with Landlord to lease space in the Building at such time or (2) has negotiated with Landlord during the three (3) month period immediately preceding the Tenant’s Notice, (i) the rent proposed to be charged by Tenant to the proposed Transferee during the term of such Transfer, calculated using a present value analysis, is less than sixty percent (60%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other Building in the Project for a comparable term, calculated using a present value system, or (j) the proposed Transferee will use, store or handle Hazardous Materials (defined below) of a type, nature or quantity not then being used by Tenant.

14.4 Effectiveness of Transfer and Continuing Obligations: Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the “Transferee HazMat Certificate”), and (iii) Landlord’s standard form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations under this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) under this Lease whether occurring before or after such Transfer, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder. The acceptance of any Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. For purposes hereof, if Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to this Section 14. Any and all options, rights of refusal, improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord. Any transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant of this Lease. As Additional Rent, Tenant shall promptly (a) pay to Landlord each time it requests a Transfer, a fee in the amount of five hundred dollars ($500) and (b) reimburse Landlord for actual legal and other expenses (not to exceed $1,000) incurred by Landlord in connection with any actual or proposed Transfer.

14.5 Recapture: Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the Subject Space described in the Tenant’s Notice. If, within ten (10) days of Landlord’s delivery to Tenant of a recapture notice, Tenant does not deliver to Landlord written notice that Tenant has elected (i) not to consummate such proposed assignment or sublease, and (ii) to rescind the request to enter into such proposed assignment or sublease, then delivery of Landlord’s recapture notice shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. If this Lease is terminated with respect to less than the entire Premises, Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

14.6 Transfer Premium: If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Subject Space after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions and legal fees in connection with the Transfer.

14.7 Waiver: Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any Indulgences, waivers and extensions of time granted to any such Transferee.

15. Subordination

To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Lot, or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the Building, the Lot, ground leases or underlying leases, any other portion of the Project or Landlord’s interest or estate therein is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary (any such ground lessor, mortgagee or beneficiary referred to herein as a “Holder”) shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. Notwithstanding the foregoing, Tenant’s obligation to subordinate this Lease to any future ground or underlying lease of the Project or to any future lien of any mortgage or deed of trust is conditioned upon such ground lessee or lender, as the case may be, agreeing in writing that the rights of Tenant under this Lease shall not be disturbed by any termination of such lease or foreclosure of such mortgage or deed of trust so long as Tenant is not in default hereunder beyond applicable notice and cure periods. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises if Tenant is not in material default of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a written demand or request by Landlord and in the form reasonably requested by Landlord and/or a Holder, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. If Tenant shall fail to timely return such subordination, nondisturbance and attornment agreement, Landlord shall deliver a second written request and if Tenant shall fail to return such agreement within three (3) days of receipt of such second written request, then Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys’ fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such subordination, nondisturbance and attornment agreement.

Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such documents if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such documents. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Tenant hereby acknowledges that as of the date of execution of this Lease, there is a deed of trust encumbering Landlord’s interest in the Park in favor of Redwood Capital Finance Company, LLC, a Delaware limited liability company (the “Current Lender”). Tenant shall, concurrently with the execution of this Lease by Tenant, execute, notarize and deliver to Landlord a subordination, non-disturbance and attornment agreement in the form attached to this Lease as Exhibit H and incorporated herein by this reference (the “SNDA”) Landlord shall endeavor to cause the Current Lender to execute, notarize and deliver to Tenant the SNDA within ninety (90) days of the later of (i) the mutual execution and delivery of this Lease or (ii) the date Landlord receives Tenant’s executed original SNDA, but Landlord shall not be in default under this Lease and shall have no liability to Tenant what whatsoever if Landlord is unable to obtain and deliver to Tenant the SNDA executed by the Current Lender. Should Tenant have any requested changes to the SNDA attached to the initial draft of this Lease, Tenant covenants and agrees to pay all fees, costs and expenses incurred by Landlord in connection with the negotiation or issuance of the SNDA.

16. Right of Entry

Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon no less than 24 hours prior notice (except in the event of an emergency, for which no prior notice shall be required), for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place (i) “for rent” or “for lease” signs on the outside of the Premises, the Building and in the Common Areas during the last twelve (12) months of the Term of this Lease, and (ii) “for sale” signs on the outside of the Building and in the Common Areas. Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

17. Estoppel Certificate

Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Project. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance. If Tenant shall fail to timely return such estoppel certificate, Landlord shall deliver a second written request and if Tenant shall fail to return such estoppel certificate within three (3) days of receipt of such second written request, then Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys’ fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate.

18. Tenant’s Default

The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease:

18.1 The abandonment of the Premises by Tenant, as abandonment is statutorily defined in California Civil Code Section 1951.3 or all similar or successor laws;

18.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment or charge required hereunder within three (3) days of receipt of written notice that said payment is past due;

18.3 Except as otherwise provided in Section 19.4 hereof, the failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent and any other payment or charge required hereunder) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an “SNDA”), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate and insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, and (iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, provided a Chronic Default has not occurred, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure. Any written notice delivered pursuant to this Article 18 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161, et seq. and all similar or successor laws; or

18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, the cessation or suspension of Tenant’s use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.

19. Remedies for Tenant’s Default

19.1 Landlord’s Rights: In the event of Tenant’s material default under this Lease, Landlord may terminate Tenant’s right to possess the Premises by any lawful means. Following delivery of written notice by Landlord, this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, whether or not this Lease is terminated, Landlord shall have the right to immediately re-enter the Premises, and if Landlord’s right of re-entry is exercised following Tenant’s abandonment of the Premises, all of Tenant’s Property left on the Premises or in the Project shall be deemed abandoned. If Landlord relets the Premises or any portion thereof, Tenant shall immediately be liable to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the “Reletting Costs”). All Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant’s right to possess the Premises, including without limitation, acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease. At all times Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

19.2 Damages Recoverable: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Landlord terminates Tenant’s right to possession following Tenant’s breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including without limitation, the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even if Tenant abandons the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Leased Premises are located at the time of award plus one percent (1%). Tenant hereby waives for itself and for all those claiming under Tenant its right to obtain redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event judgment for possession enters against Tenant or Landlord takes possession of the Premises following any default of Tenant hereunder.

19.3 Consequential Damages: In no event shall Tenant be liable to Landlord for any consequential damages except arising from a default by Tenant of the provisions of Sections 15,17 and/or 20 of this Lease.

19.4 Chronic Default: The term “Chronic Default” as used in this Lease shall mean that Tenant has materially defaulted in the performance of any of its obligations under this Lease more than two (2) times during any consecutive twelve (12) months of the Term of the Lease, regardless of whether or not Tenant cures any such material default. A Chronic Default is not curable by Tenant. Upon the occurrence of a Chronic Default and at all times thereafter during the balance of the Term of this Lease, Landlord shall no longer be obligated to provide Tenant written notice of default as set forth in Section 18.3 hereof and Tenant shall no longer be entitled to any cure period set forth in this Lease, including without limitation, those cure periods set forth in Section 18.3. Following a Chronic Default, Landlord, in its sole discretion, may elect to provide written notice of default to Tenant or grant Tenant a period during which it may cure any such default, however, no such delivery of written notice or grant of a cure period by Landlord shall in any way obligate Landlord to provide Tenant any subsequent written notices of default or cure periods.

19.5 Rights and Remedies Cumulative: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity, by statute or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. In addition to all of the remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

20. Holding Over

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Lease. Such tenancy shall be subject to every other term and provision contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord in the condition required herein upon the expiration or earlier termination of this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease and Tenant is notified in writing that the Premises must be timely surrendered for Landlord to accommodate the needs of a succeeding tenant, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

21. Landlord’s Default

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, with respect to the repair or maintenance obligations of Landlord under this Lease that constitute an imminent threat of harm to the health or safety of persons or Tenant’s property, Landlord shall commence the repair of the same as soon as practicable after receipt of notice.

22. Parking

Tenant may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant’s right to use the same. The parking facilities may not be used by Tenant or its agents for overnight parking of vehicles; provided, if Tenant’s employees are working at the Premises overnight or traveling for Tenant related business, then such employee vehicles may remain overnight for the duration of the business related travel.

23. Transfer of Landlord’s Interest

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Premises, Building, Project and this Lease. However, any sale or transfer of the Premises, Building or Project by Landlord shall be subject to this Lease and any transferee shall agree in writing to assume Landlord’s obligations under this Lease. Tenant expressly agrees that in the event of any such transfer, Landlord shall automatically be entirely released from all liability under this Lease and, provided Landlord transfers Tenant’s security deposit to such transferee (or otherwise credits same to the transferee at the closing of such transfer) and such transferee assumes Landlord’s obligations under this Lease, Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer. Landlord shall use commercially reasonable efforts to cause each such transferee to agree to perform Landlord’s obligations hereunder arising or accruing after the date of such transfer. A ground lease or similar long term lease by Landlord of the entire Building or Lot, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 23. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of this Lease.

24. Waiver

No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such default. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25. Casualty Damage

25.1 Casualty: If the Premises or any part [excluding any of Tenant’s Property, any Wi-Fi Network, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, “Tenant’s FF&E”)] shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, of the following time period within which the necessary repairs can reasonably be made, as estimated by Landlord: (a) within one hundred eighty (180) days, or (b) in more than one hundred eighty (180) days, from the date of such notice.

25.1.1 Minor Insured Damage: If the Premises (other than Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within one hundred eighty (180) days, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E. The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, and (ii) only during the time Tenant is not actually using same.

25.1.2 Major Insured Damage: If the Premises (other than Tenant’s FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate this Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than ten (10) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage or Tenant voluntarily contributes any shortfall thereof (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, and (ii) only during the time Tenant is not actually using same.

25.1.3 Damage Near End of Term: Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged during the last year of then applicable term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within forty-five (45) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty (provided, if such damage occurs during the last year of the initial Term and Tenant exercises its renewal option within said forty-five (45) day period then neither party shall have the right to terminate the Lease pursuant to this Section 25.1.3). If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate ten (10) days after Tenant’s receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.2 Deductible and Uninsured Casualty: Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Premises. If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.3 Tenant’s Fault and Lender’s Rights: Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant’s FF&E) or any other portion of the Building is damaged by fire or other casualty due to the acts or omissions of Tenant or any of Tenant’s Representatives, (i) the Rent shall only be abated during the repair of such damage to the extent Landlord receives rental loss insurance proceeds therefor, (ii) Tenant will not have any right to terminate this Lease due to the occurrence of such casualty, and (iii) Tenant will be responsible for the excess cost and expense of the repair and restoration of the Building (including any deductible) to the extent not covered by the proceeds of insurance required to be carried by Landlord pursuant to the terms of any mortgage affecting the Premises, or otherwise typically carried by prudent Landlords in the geographical area where the Premises are located. Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises or any other portion of the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.4 Tenant’s Waiver: Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage or the repair thereof. With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

26. Condemnation

If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (“Condemned”), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing shall not preclude Tenant, at Tenant’s sole cost and expense, from obtaining any separate award to Tenant for loss of, or damage to, Tenant’s Property or for damages for cessation or interruption of Tenant’s business provided such award is separate from Landlord’s award and does not diminish nor otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building, as applicable, to substantially the same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the condemnation proceeds received by Landlord.

27. Environmental Matters/Hazardous Materials

27.1 Hazardous Materials Disclosure Certificate: Simultaneously herewith, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall deliver to Landlord an executed Hazardous Materials Disclosure Certificate (“the “HazMat Certificate”), in substantially the form attached hereto as Exhibit E, describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord upon the occurrence of either of the following events: (a) immediately upon any material change in the types and/or quantities of Hazardous Materials used or stored in the Premises, or (b) within ten (10) days of written notice by Landlord at any time during the Term of the Lease.

27.2 Definition of Hazardous Materials: “Hazardous Materials” means (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or nonfriable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or (i) any materials which pose or threaten to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3 Prohibition; Environmental Laws: Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises or Project without, in each instance, obtaining Landlord’s prior written consent thereto. If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials and in such quantities (A) that are necessary for Tenant’s business, (B) to the extent disclosed in the most recent HazMat Certificate, and (C) expressly approved by Landlord in writing. In all events such usage and storage must at all times be in full compliance with any and all applicable local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future (collectively, the “Environmental Laws”). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right at all times during the Term to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations (collectively, “Inspections”) shall be borne by Tenant, if Tenant or any of Tenant’s Representatives are directly or indirectly responsible for any contamination revealed by such Inspections. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to perform Inspections, monitor or otherwise observe the Premises or Tenant’s and Tenant’s Representatives’ activities with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4 Tenant’s Environmental Obligations: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas (collectively, a “Release”); provided that Tenant has knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any Release of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon written demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

27.5 Environmental Indemnity: Tenant shall protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space) arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project as a result of the acts or omissions of Tenant or any of Tenant’s Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

27.6 Exculpation of Tenant: Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, liability, cause of action, attorneys’ fees, consultants’ cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises to the extent not caused or knowingly permitted by Tenant or Tenant’s Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises caused by any source, including third parties, other than Tenant or Tenant’s Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Tenant or any of Tenant’s Representatives contributes to the presence of such Hazardous Materials, or Tenant and/or any of Tenant’s Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant’s Representatives allows or permits persons over which Tenant or any of Tenant’s Representatives has control, and/or for which Tenant or any of Tenant’s Representatives are legally responsible, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, or (c) Tenant and/or any of Tenant’s Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant’s Representatives has control and/or for which Tenant or any of Tenant’s Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises. Landlord hereby represents and warrants that it has not received written notice that the Premises are in current violation of any Environmental Laws.

27.7 Survival: Landlord’s and Tenant’s obligations and liabilities under this Section 27 shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of any portion of the Project violates the provisions of this Lease with respect to Hazardous Materials, then Landlord may require Tenant to surrender the Premises to Landlord in the condition in which the Premises existed prior to the appearance of such Hazardous Materials (except for reasonable wear and tear), including without limitation, performing closures as required by any Environmental Laws. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent and will not be terminable by Tenant in any event or circumstance.

28. Financial Statements

Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) within ten (10) business days after Landlord’s request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease. If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements (certified by an authorized representative or officer of Tenant) and such other information, the type and form of which are reasonably acceptable to Landlord, which reflect the financial condition of Tenant and any permitted Transferee, as applicable.

29. General Provisions

29.1 Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

29.2 Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

29.3 Recordation: Tenant shall not record this Lease or a short form memorandum hereof.

29.4 Landlord Exculpation: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the ownership interest of Landlord and its present or future partners or members in the Building, and Tenant agrees to look solely to Landlord’s ownership interest in the Building (excluding any proceeds thereof) for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”). It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

29.5 Severability and Governing Law: Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect. This Lease shall be enforced, governed by and construed in accordance with the laws of the State of California.

29.6 Attorneys’ Fees: In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing therein for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of any judgment recovered by the prevailing party. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

29.7 Entire Agreement: It is understood and agreed that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits and addenda) supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith (a) contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (b) shall be considered to be the only agreement between the parties hereto and their representatives and agents. This Lease may not be modified, deleted or added to except by a writing signed by the parties hereto. All negotiations and oral agreements have been merged into and are included herein. Except as expressly set forth in this Lease and the exhibits thereto, there are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

29.8 Warranty of Authority: Each person executing this Lease on behalf of a party represents and warrants that (i) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a limited liability company, partnership, corporation or trustee, that such limited liability company, partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

29.9 Notices: All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, delivered by a nationally recognized same-day or overnight courier (e.g. FedEx or UPS) or delivered personally (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.9, upon the first (1st) business day after delivery to a nationally recognized courier, or upon the date personal delivery is made.

29.10 Joint and Several; Covenants and Conditions: If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

29.11 Confidentiality: Each party acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants, and also could negatively affect the rights and confidential financial information of Tenant. Accordingly, the parties agree that each party, and its partners, officers, directors, employees, agents (including real estate brokers) and attorneys, shall not disclose the terms and conditions of this Lease to any public information source or to any other tenant or apparent prospective tenant of the Building or other portion of the Project, or to any real estate broker or agent, either directly or indirectly, without the prior written consent of the other party. In the event it is conclusively established based on reasonable evidence that either party has breached its obligations under this Section 29.11 to keep the terms of this Lease confidential, the non-breaching party may exercise such remedies as may be available at law or in equity by reason of such breach.

29.12 Landlord Renovations: Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, “Renovations”) portions of the Building, Premises, Common Areas and the Project, including without limitation, systems and equipment, roof, and structural portions of the same; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant’s business and operations at the Premises.

29.13 Waiver of Jury Trial: The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, Building, Park or Project and/or any claim of injury, loss or damage.

29.14 Submission of Lease: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.15 OFAC Compliance

29.15.1 Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

29.15.2 Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

29.15.3 Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not knowingly permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a default of the Lease.

Simultaneously with the execution of the Lease, Tenant will provide to Landlord the names of the persons holding an ownership interest in Tenant, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001).

30. Signs

Subject to the terms of this Section 30, Tenant shall have the right to install, at Tenant’s sole cost, signage on the Building with Highway 237 visibility and a sign panel on the existing Building monument sign. All signs and graphics of every kind visible in or from public view shall be subject to (i) Landlord’s prior written approval and (ii), and in compliance with, all applicable Laws (including, without limitation, the laws of the City of San Jose), Development Documents, Recorded Matters, Rules and Regulations, and Landlord’s sign criteria as same may exist from time to time. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises and all other affected portions of the Project. Tenant shall repair any such damage, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or other portions of the Project be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.

31. Mortgagee Protection

Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with Notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not adversely affect Tenant’s rights hereunder, including Tenant’s use, occupancy or quiet enjoyment of the Premises.

32. Warranties of Tenant

Tenant warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein, is hereby waived by Tenant.

33. Brokerage Commission

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all Claims with respect to a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than the Broker(s) (if any) resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and the Broker(s), no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Broker(s) in connection with this Lease, or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

34. Quiet Enjoyment

Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, during the periods that Tenant is not otherwise in default of this Lease, and subject to the rights of any of Landlord’s lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and Common Areas during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises and Common Areas. The foregoing covenant is in lieu of any other covenant express or implied.

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IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date specified in the Basic Lease Information.

Landlord:

LEGACY PARTNERS I SAN JOSE, LLC,

a Delaware limited liability company,

Owner

By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

By:	/s/ Debra Smith
Debra Smith
Its:	Chief Administrative Officer
DRE #########
BL DRE #########

Tenant:

RESTORATION ROBOTICS, INC.,

a Delaware corporation

By:	/s/ Jim McCollum
(Name)
Its:	President & CEO
(Title)

By:
(Name)
Its:
(Title)

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The document must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, chief financial officer or any assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this document.

Exhibit A

Premises

This exhibit, entitled “Premises”, is and shall constitute Exhibit A to that certain Lease Agreement dated April 16, 2012 (the “Lease”), by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and RESTORATION ROBOTICS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located in Legacy Baytech Park, 128 Baytech Drive, San Jose, California 95134-2302 (the “Premises”).

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The area shown below depicts the Premises within the Building:

TENANT INITIALS HERE:

Exhibit A, Page 1

Exhibit B

Tenant Work Letter

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Tenant hereby accepts the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”) in current “As-Is” condition existing as of the date of the Lease and the Lease Commencement Date except as otherwise expressly provided in Section 1.2 of the Lease. Except for the Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by Legacy Partners CDS, Inc., dated March 14, 2012 and last revised on April 4, 2012 (the “Final Space Plan”) as shown on Schedule 1 attached hereto. Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as determined by Landlord. Within five (5) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business-day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”. The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”. Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the amount of the Allowance (as defined below), unless Tenant agrees to pay such additional cost as part of the Over-Allowance Amount; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings”. Landlord shall construct the Tenant Improvements in accordance with all applicable law.

SECTION 3

CONSTRUCTION AND COSTS OF TENANT IMPROVEMENTS

Landlord shall cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements (collectively, the “Permits”), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord shall cause Contractor to obtain at least three (3) competitive bids from each major subcontractor. Landlord may elect, at its option, to retain Legacy Partners CDS, Inc. as Contractor. Legacy Partners CDS, Inc. is affiliated with Landlord. Landlord shall pay for the cost of the design and construction of the Tenant Improvements in an amount up to, but not exceeding, Five Dollars ($5.00) per rentable square foot of the Premises (i.e., up to One Hundred Fifteen Thousand Seven Hundred Seventy-Five Dollars ($115,775), based on 23,155 rentable square feet of the Premises (the “Allowance”). Provided the Allowance is not used in its entirety in constructing the Tenant Improvements, up to Forty-Six Thousand Three Hundred Ten Dollars ($46,310) (based upon Two Dollars ($2.00) per rentable square foot of the Premises) of the Allowance may be used by Tenant towards furniture, cubicles, telephone and data wiring and signage costs. The cost of the design and construction of the Tenant Improvements shall include Landlord’s construction supervision and management fee in an amount equal to the product of (i) four percent (4%) and (ii) the amount equal to the sum of the Allowance and the Over-Allowance Amount (as such term is defined below.) Notwithstanding the foregoing, no such construction supervision and management fee shall be charged by Landlord if and to the extent Legacy Partners CDS, Inc. is retained as the Contractor hereunder. Tenant shall pay for all costs in excess of the Allowance (“Over-Allowance Amount”), which payment shall be made to Landlord in cash within ten (10) days after Tenant’s receipt of invoice therefor from Landlord and, in any event, prior to the date Landlord causes the Contractor to commence the actions described in the first sentence of this Section 3. In the event that after Tenant pays the Over-Allowance Amount Tenant requests any changes, change orders or modifications to the Approved Working Drawings (which Landlord approves pursuant to Section 1 above) which increase the cost to construct the Tenant Improvements, Tenant shall pay such increased cost to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or

Exhibit B, Page 1

modifications. In no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant. Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of the Allowance not used to pay for the cost of the design and construction of the Tenant Improvements.

SECTION 4

READY FOR OCCUPANCY; SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1 Ready for Occupancy; Substantial Completion. For purposes of this Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary), the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items (which Landlord shall commence to correct or complete within fifteen (15) days of Tenant’s written notice) and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

4.2.2 a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

4.2.3 Tenant’s request for changes in any of the Construction Drawings, except to the extent such changes are necessitated by mistakes or omissions of Landlord or Landlord’s representative;

4.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth In the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building required by the Approved Working Drawings;

4.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Kevin O’Brien as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Kellie St. Clair as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law or in equity, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4.2 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to a default by Tenant under the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

Exhibit B, Page 2

5.5 Termination. Notwithstanding anything in the Lease (including this Tenant Work Letter) to the contrary, Tenant acknowledges and agrees that Landlord shall have the right to terminate the Lease by giving Tenant written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) in the event Landlord is unable to obtain the Permits for the Tenant Improvements within one hundred twenty (120) days from the date of the full execution and delivery of the Lease by Landlord and Tenant. Upon such termination, the parties shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

5.6 Independent Entities. The terms of this Tenant Work Letter shall not be deemed modified in any respect in the event Legacy Partners CDS, Inc. is retained as Contractor, it being understood and agreed that Landlord and Contractor, regardless of the identity of Contractor, shall at all times remain separate and independent entities and the knowledge and actions of one shall not be imputed to the other.

Exhibit B, Page 3

Schedule 1 to Work Letter

Final Space Plan

SEE ENLARGED FLOOR PLAN

KEY PLAN

PARTITION TYPE LEGEND:

KEY NOTES:

ELECTRICAL LEGEND:

AREA SUMMARY:

TOTAL: 23,155 RSF

OPEN OFFICE
BREAK
LAB
ELECTRICAL
WAREHOUSE
LOBBY
JAN.
FIRE PANEL
(5) GFCI

ALL (E) FINISHES TO REMAIN UNLESS OTHERWISE NOTED

REVISION: 04/04/12
REVISION: 03/15/12
03/07/12
* Field Checked

BAYTECH
128 BAYTECH DRIVE
SAN JOSE, CALIFORNIA

RESTORATION ROBOTICS

PROPOSED PRICING PLAN

Architecture and Interior Design

PP-1

Exhibit B, Page 4

Exhibit C

Rules & Regulations

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Park.

1. Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises (other than locks to Tenant’s safes and confidential files). A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Project, Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building and/or Park may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Park of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Park during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. While Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building, Landlord acknowledges and agrees that Tenant will bring a large machine shop equipment onto the Premises. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No oversized furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building except upon not less than twenty-four (24) hours prior notice to Landlord, and in such manner and between such hours as shall be designated by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or Injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

6. Landlord shall have the right to control and operate the public portions of the Building and Park, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

8. The requirements of Tenant will be attended to only upon application at the management office of the Park or at such office location designated by Landlord.

9. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Park and shall cooperate with Landlord or Landlord’s agents to prevent same.

10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

11. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

12. Except for vending machines intended for the sole use of Tenant’s employees and invitees, and for the machines utilized by Tenant in its machine shop (which are specifically permitted under this Lease), no other vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

Exhibit C, Page 1

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

14. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes (or otherwise approved by Landlord on a HazMat Certificate) and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Park by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16. Tenant shall not use or occupy the Premises in any manner or for any purpose which might impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

17. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

18. Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

19. Landlord reserves the right to exclude or expel from the Building and/or Park any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

20. All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

21. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

22. Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

23. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Park failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Park, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

24. Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Park is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

25. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the Premises’ entry is not manned by Tenant on a regular basis.

27. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

Exhibit C, Page 2

28. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Park, except under specific arrangement with Landlord.

29. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Park, and any food vendors requested by Tenant per this provision shall be allowed and approved. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

30. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

31. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the common areas, unless the common areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the common areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

32. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees, or agents.

33. No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Park. No personal belongings may be left unattended in any common areas.

34. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

35. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

PARKING RULES AND REGULATIONS

(i) Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Property.

(ii) Tenant (including Tenant’s agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities.

(iii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iv) All directional signs and arrows must be observed.

(v) The speed limit shall be 5 miles per hour.

(vi) Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vii) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)	areas not striped for parking;

(b)	aisles;

(c)	where “no parking” signs are posted;

(d)	ramps; and

(e)	loading zones.

(viii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(ix) Parking managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x) Every parker is required to park and lock his/her own car.

(xi) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking manager immediately.

(xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xiii) Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

(xiv) Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident,

Exhibit C, Page 3

conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any operator of the Parking Facilities and their respective agents harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its agents, whether brought by any of such persons or any other person.

(xv) Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease, subject to the applicable notice and cure periods set forth in Section 18.

(xvi) Tenant’s right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

(xvii) If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the parking spaces will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its agents.

(xviii) Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

(xix) Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Park. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Park, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit C, Page 4

Exhibit E

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company
c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Suite 600
Foster City, California 94404-4805
Attn: Senior Vice President, Regional Manager
Phone: (650) 571-2200

Name of (Prospective) Tenant:	RESTORATION ROBOTICS, INC., a Delaware corporation

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:	128 Baytech Drive
San Jose, California 95134-2302

Length of (Prospective) Initial Term:	Fifty-one (51) months

1.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

2.	Use, Storage and Disposal of Hazardous Materials

	2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

		Wastes	Yes	[ ]	No	[ ]
		Chemical Products	Yes	[ ]	No	[ ]
		Other	Yes	[ ]	No	[ ]

If Yes is marked, please explain:

	2.2	If “Yes” is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	Storage Tanks and Sumps

	3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes [ ] No [ ]

If yes, please explain:

4.	Waste Management

	4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Exhibit E, Page 1

Yes [    ]                    No [    ]

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes [    ]                    No [    ]

If yes, attach a copy of the most recent report filed.

5.	Wastewater Treatment and Discharge

5.1	Will your company discharge wastewater or other wastes to:

             storm drain?                                 sewer?

             surface water?                              no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes [    ]                    No [    ]

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

6.	Air Discharges

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [    ]                    No [    ]

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

             Spray booth(s)                                 Incinerator(s)

             Dip tank(s)                                       Other (Please describe)

             Drying oven(s)                                 No Equipment Requiring Air Permits

If yes, please describe:

7.	Hazardous Materials Disclosures

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [    ]                    No [    ]

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [    ]                    No [    ]

If yes, please explain:

8.	Enforcement Actions and Complaints

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [    ]                    No [    ]

Exhibit E, Page 2

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [    ]                    No [    ]

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.3	Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes [    ]                    No [    ]

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	Permits and Licenses

9.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                     , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant:

By:
Title:
Date:

Exhibit E, Page 3

Exhibit F

First Amendment To Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of             , 20     by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and                     , a                      (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant have entered into that certain Lease Agreement dated              (the “Lease”), for the leasing of certain premises containing approximately              rentable square feet of space located at              Baytech Drive, San Jose, California 95134-2302 (the “Premises”) as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2. Beneficial Occupancy Date: The Beneficial Occupancy Date of the Lease shall be                     .

3. Commencement Date: The Commencement Date of the Lease shall be                     .

4. Expiration Date: The last day of the Term of the Lease (the “Expiration Date”) shall be                     .

5. Base Rent: The dates on which the Base Rent will be adjusted are:

for the period              to             , the monthly Base Rent shall be $             ;

for the period              to             , the monthly Base Rent shall be $             ;

for the period              to             , the monthly Base Rent shall be $             ; and

for the period              to             , the monthly Base Rent shall be $             .

6. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment ,the terms and conditions of this Amendment shall prevail.

7. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

8. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

9. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Landlord:				Tenant:

LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company, Owner

By:	LEGACY PARTNERS COMMERCIAL, L.P., a California limited partnership, as Property Manager and Agent for Owner			By:
(Name)
Its:
(Title)
	By:	LEGACY PARTNERS COMMERCIAL, INC., General Partner		Date:

		By:		By:
			Debra Smith		(Name)
		Its:	Chief Administrative Officer	Its:
			DRE #########		(Title)
BL DRE #########

Date:				Date:

Exhibit F, Page 1

Exhibit G

Subordination, Non-Disturbance And Attornment Agreement

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

REDWOOD CAPITAL FINANCE COMPANY, LLC

150 California Street, 22nd Floor

San Francisco, CA 94111

Attn:

Space above this line for Recorder’s use.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into as of                  , 200    , by and between REDWOOD CAPITAL FINANCE COMPANY, LLC a Delaware limited liability company (“Lender”) and                      (“Tenant”).

RECITALS:

A. Pursuant to the Loan Agreement (as defined below), Lender has made, or has agreed to make, a loan (“Loan”) to the owner of the Property, as defined below (“Borrower”), evidenced by, among other things, a promissory note executed, or to be executed, by Borrower in favor of Lender in the principal amount of the Loan (as amended from time to time, the “Note”).

B. The Note and certain other obligations of Borrower under the Loan are, or will be, secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed, to be executed, by Borrower in favor of Lender (as amended from time to time, the “Deed of Trust”). The Deed of Trust, is to be recorded or on or about the date of recordation of this Agreement and encumbers Borrower’s interest in certain real property situated in City of             , County of             , State of             , and more particularly described on Exhibit A attached hereto (“Property”).

C. Pursuant to the Lease dated                     , as the same may be amended (“Lease”), Tenant leases a portion of the Property (“Premises”). In connection with the Loan, Borrower and Lender have executed a Loan Agreement (“Loan Agreement”), and Borrower has executed the other documents and instruments which, together with the Loan Agreement, are described in the Loan Agreement as the “Loan Documents.”

D. As a condition to making the Loan, Lender requires that Tenant subordinate the Lease to the Deed of Trust and the lien thereof, subject to the terms and conditions of this Agreement, and agree to attorn to Lender as provided below. Tenant is willing to provide such subordination and attornment on the terms and conditions contained in this Agreement. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings as in the Lease.

NOW, THEREFORE, for valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. Tenant hereby agrees in favor of Lender:

(a) The rights, interests, lien and charge of Lender under the Deed of Trust and the other Loan Documents, and all modifications, extensions, renewals or replacements thereof, as to the Note and all other obligations now or hereafter secured thereby, including any additional advances thereunder, and all modifications, extensions, renewals or replacements thereof, shall unconditionally and at all times be and remain prior and superior with respect to the Property to the rights, interests, lien and charge of Tenant under the Lease, and all modifications, extensions, renewals or replacements thereof. Notwithstanding the foregoing subordination as to any subsequent modifications, renewals, extensions or replacements of the Deed of Trust, the Note, the other Loan Documents or the other obligations secured thereby, including any additional advances thereunder, Tenant agrees to execute acknowledge and deliver to Lender from time to time such further subordination and/or other agreements as Lender may request in order to confirm the continuing priority and superiority of the Deed of Trust and the other Loan Documents over the Lease;

(b) Lender would not make the Loan without this agreement to subordinate;

(c) This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages;

(d) Lender, in making disbursements pursuant to the Note, the Deed of Trust or the Loan Agreements, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

(e) Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for such reliance upon this waiver, relinquishment and subordination.

2. NONDISTURBANCE. Lender will not join Tenant as a party in any Foreclosure (defined below) unless the joinder is necessary or desirable to pursue Lender’s remedies under the Deed of Trust, and provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s possession of the Premises. In the event of a Foreclosure, Lender agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect, and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as otherwise provided below; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at Lender’s option, the Lease shall be terminated by reason of the Foreclosure and Lender shall have no obligation to Tenant under the Lease. As used in this Agreement, “Foreclosure” means any nonjudicial or judicial foreclosure of the Deed of Trust, or any deed or other transfer in lieu thereof.

Exhibit G, Page 1

3. ATTORNMENT. In the event of a transfer of Borrower’s interest in the Property to a Purchaser (as defined below), the Lease shall continue in full force and effect and Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the term thereof; provided that the Purchaser shall not be:

(a) Liable for any act or omission of any Prior Landlord (as defined below) or subject to any offsets or defenses which Tenant might have against any Prior Landlord;

(b) Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;

(c) Bound by any amendment to the Lease made without the prior written consent of Lender;

(d) Liable for obligations under the Lease, the cost of which exceed the value of its interest in the Property, or for obligations which first accrue after Purchaser has sold or otherwise transferred its interest in the Property;

(e) Obligated to install, construct or pay for any tenant or other improvements or alterations to or on the Premises or Property; bound to restore the Premises or Property after a casualty for a cost in excess of any insurance proceeds received by Lender with respect to such casualty; or bound to restore the Premises or Property after a taking in condemnation for a cost in excess of the portion of any condemnation award made specifically for that purpose;

(f) Bound by any restriction on competition beyond the Property;

(g) Bound by any notice of termination, cancellation or surrender of the Lease made without the prior written consent of Lender;

(h) Bound by any option to purchase, right of first offer to purchase or right of first refusal to purchase with respect to the Property or any portion thereof;

(i) Liable for the breach of any representation or warranty made by Prior Landlord in the Lease; or

(j) Liable for any indemnity obligation of Prior Landlord contained in the Lease, except with respect to the Purchaser’s acts or omissions.

This attornment shall be immediately effective and self-operative, without the execution of any further instrument, upon Purchaser’s acquisition of Borrower’s interest in the Property. As used in this Agreement, “Purchaser” means any transferee, including Lender, of Borrower’s interest in the Property pursuant to a Foreclosure and the successors and assigns of such transferee, and “Prior Landlord” means any landlord, including Borrower, under the Lease prior in time to Purchaser.

4. NOTICE TO TENANT. After written notice is given to Tenant by Lender, that Borrower is in default under the Loan and that the rentals under the Lease are required to be paid to Lender pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Lender all rent and all other sums due Borrower under the Lease.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall provide written notice to Lender of any default by Borrower under the Lease or any other act or omission by Borrower under the Lease which could give Tenant the right to terminate the Lease and/or abate or make a deduction from amounts payable by Tenant under the Lease, and Tenant agrees that no notice of termination of the Lease and no notice of abatement of or deduction from rent shall be effective unless Lender shall have received written notice of the default, act or omission giving rise to such termination, abatement or rent deduction and shall have failed to cure such default, act or omission within thirty (30) days after receipt of such notice to cure such default, act or omission or if such default, act or omission cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, act or omission to completion, including, without limitation, any action to obtain possession of the Property. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default, act or omission. Tenant shall give such notice to Lender at its address set forth below or at such other address as Lender shall specify from time to time.

6. NOTICES. Any notice or other communication required or permitted to be given pursuant to the provisions of this Agreement shall either be personally delivered, sent by registered or certified U.S. mail, return receipt requested, postage prepaid, or sent by a nationally recognized private courier service, and shall be addressed to the parties as follows:

TENANT:	*
*
*
Attention:
LENDER:	Redwood Capital Finance Company, LLC
150 California Street, 22nd Floor
San Francisco, California 94111
Attention:

Any such notice shall be effective upon delivery or attempted delivery.

7. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. This Agreement is the entire agreement of the parties and supersedes any prior agreement with respect to its subject matter, and no provision of this Agreement may be waived or modified except in a writing signed by all parties. If any lawsuit, arbitration or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such proceeding. If any provision of this Agreement is held to be invalid or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. Each party represents and warrants to the other party that this Agreement is a valid and binding agreement of such party and the person(s) executing this Agreement on their behalf have the authority to do so.

Exhibit G, Page 2

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:	REDWOOD CAPITAL FINANCE COMPANY, LLC a Delaware limited liability company

By
Title

TENANT:			, a

By
Title

Exhibit G, Page 3

Exhibit A to SNDA

Legal Description Of Property

SITUATED IN THE CITY OF             , THE COUNTY OF              AND THE STATE OF              AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Exhibit G, Page 4

NOTARY ACKNOWLEDGMENT

State of California	)
)
County of	)

On                      before me,                      (here insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                      (Seal)

NOTARY ACKNOWLEDGMENT

State of California	)
)
County of	)

On                      before me,                      (here insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                      (Seal)

Exhibit G, Page 5

Exhibit H

Path of Travel for Large Equipment Removal

Exhibit H, Page 1

Addendum One

Option To Extend The Lease Term

This Addendum One (the “Addendum”) is incorporated as a part of that certain Lease Agreement dated April 16, 2012 (the “Lease”) by and between LEGACY PARTNERS I SAN JOSE, LLC, a Delaware limited liability company (“Landlord”), and RESTORATION ROBOTICS INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located in Legacy Baytech Park, 128 Baytech Drive San Jose, California 95134-2302 (the “Premises”), as more particularly described in Exhibit A to the Lease (the “Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Grant of Extension Option. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an Option (“Option”) to extend the initial term of the Lease for five (5) years (the “Extended Term”).

2. Tenant’s Option Notice. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the Option Notice”). If Landlord does not receive the Option Notice from Tenant on a date which is neither more than twelve (12) months nor less than nine (9) months prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3. Establishing the Initial Monthly Base Rent for the Extended Term. The initial monthly Base Rent for the Extended Term shall be equal to the then Fair Market Rental Rate, as hereinafter defined. As used herein, the “Fair Market Rental Rate” payable by Tenant for the Extended Term shall mean the Base Rent for a comparable use and for comparable space at which non-equity tenants, as of the commencement of the lease term for the Extended Term, will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class buildings in the vicinity of the Building, taking into consideration all out-of-pocket concessions generally being granted at such time for such comparable space, including the condition and value of existing tenant improvements in the Premises. The Fair Market Rental Rate shall include the periodic rental increases that would be included for space leased for the period of the Extended Term.

If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Market Rental Rate for the space and term at issue. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall conclusively determine the Fair Market Rental Rate for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Market Renta Rate within the time frames set forth below, then the single Fair Market Rental Rate submitted shall automatically be the initial monthly Base Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected shall a Person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Market Rental Rates submitted by the first two brokers as the Fair Market Rental Rate for the space and term at issue. The determination of the Fair Market Rental Rate by the third broker shall be conclusive and binding upon Landlord and Tenant.

Upon determination of the initial monthly Base Rent for the Extended Term in accordance with the terms outlined above, Landlord and Tenant shall immediately execute an amendment to this Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extened Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum unless Landlord and Tenant otherwise agree in writing.

4. Condition of Premises for the Extended Term. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: Tenant shall accept Premises in its then “As-Is” condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises unless mutually agreed upon, in writing, between Landlord and Tenant. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant’s Broker, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability claim, judgment, or damages with respect thereto, including attorneys’ fees and costs.

5. Limitations On, and Conditions To, Extension Option. This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord’s option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default beyond any applicable cure period at any time during the initial term of the Lease, or is in default of any provision of the Lease on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant’s financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord or Landlord’s lender disapproves the terms of the Option; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease.

6. Time is of the Essence. Time is of the essence with respect to each and every time period described in this Addendum.

Addendum One, Page 1

Addendum Two

Rooftop Space Addendum

THIS ROOFTOP SPACE ADDENDUM (“Rooftop Space Addendum”) is made and entered into by and between Legacy Partners I San Jose, LLC, a Delaware limited liability company (“Landlord”) and Restoration Robotics, Inc., a Delaware corporation (“Tenant”), and is dated as of the date of the Lease Agreement (“Lease”) by and between Landlord and Tenant to which this Rooftop Space Addendum is attached. The agreements set forth in this Rooftop Space Addendum shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Rooftop Space Addendum are inconsistent with the terms of the Lease, the terms of this Rooftop Space Addendum shall control. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Lease.

1. Right to Install Rooftop Equipment. During the Lease Term, and, subject to Tenant’s compliance with all applicable Laws (defined below) and covenants, conditions and restrictions, and Landlord’s prior review and approval of plans and specifications for all such installation, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right to access, install, replace, remove, operate and maintain, subject to the terms of Article 10 of the Lease and this Rooftop Space Addendum, a microwave dish not exceeding two (2) feet in diameter (the “Antenna”) on the rooftop of the Building, at a location reasonably determined by Landlord, including the cabling and connecting equipment (collectively, the “Connecting Equipment”). The Antenna and the Connecting Equipment are collectively referred to as the “Rooftop Equipment”.

1. Fee. In consideration for Tenant’s lease of the Premises, no fee shall be payable by Tenant for the right to install the Rooftop Equipment.

3. Conditioned Upon Lease. This Rooftop Space Addendum is contingent upon the Lease being in effect and compliance by Tenant with all of the terms and provisions hereof. If the Lease terminates or expires for any reason, Tenant’s rights under this Rooftop Space Addendum shall also terminate concurrently therewith unless otherwise agreed in writing by Landlord in its sole and absolute discretion.

4. No Assignment. Notwithstanding anything to the contrary set forth in Article 14 of the Lease Tenant’s rights under this Rooftop Space Addendum may not be assigned, transferred to or used by any other person or entity.

5. Installation. Tenant’s installation and operation of the Rooftop Equipment shall be governed by the following terms and conditions:

a. Installation shall be conducted by licensed contractors approved by Landlord. If any roof penetration is required, unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty.

b. All plans and specifications for the Rooftop Equipment shall be subject to Landlord’s prior review and approval and the prior review and approval of all other tenants or occupants of the Building maintaining or operating rooftop equipment and related equipment at the Building. Upon Landlord’s request, Tenant shall prepare and submit a detailed set of plans and specifications for the proposed Rooftop Equipment, methods of installation and proposed locations thereof to all tenants and occupants having a right to review Tenant’s proposed Rooftop Equipment.

c. Tenant, at Tenant’s sole cost and expense, shall be responsible for any modifications to the rooftop, risers, utility areas or other facilities or portions of the Building which may be necessary to accommodate the Rooftop Equipment.

d. It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever (including granting rights to third parties to utilize any portion of the roof not utilized by Tenant).

e. For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, all of the provisions of the Lease relating to compliance with requirements as to insurance, indemnity, and compliance with Laws shall apply to the installation, use and maintenance of the Rooftop Equipment. Landlord shall not have any obligations with respect to the Rooftop Equipment. Landlord makes no representation that the Rooftop Equipment will function properly and Tenant agrees that Landlord shall not be liable to Tenant therefor.

f. Tenant shall (i) be solely responsible for any damage caused as a result of the Rooftop Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Rooftop Equipment and comply with all Laws pertaining to the use of the Rooftop Equipment, and (iii) pay for all necessary repairs replacements to or maintenance of the Rooftop Equipment.

g. To the extent not installed by Tenant in accordance with the terms and conditions of the Work Letter, the installation of the Rooftop Equipment shall constitute alterations and shall be performed in accordance with and subject to the provisions of Article 10 of the Lease, including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Rooftop Equipment, which consent shall not be unreasonably withheld, conditioned or delayed.

6 . Design Considerations.

a. All Rooftop Equipment shall be properly screened from view for aesthetic reasons, and must not be visible from street level.

b. The Antenna may not protrude above a height equal to the highest point of the Building structure.

c. Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Rooftop Equipment as Landlord may reasonably determine.

d. The Rooftop Equipment shall be clearly marked to show the name, address, telephone number of the person to contact in case of emergency.

e. The Rooftop Equipment must be properly secured and installed so as not to be affected by high winds or other elements.

f. The weight of the Rooftop Equipment shall not exceed the load limits of the Building.

Addendum 2, Page 1

7. Compliance with Laws. Tenant’s rights set forth in this Rooftop Space Addendum shall be subject to all applicable laws, rules and regulations, including, without limitation, zoning rules, health and safety rules (including OSHA requirements), and applicable building and fire codes, including any required conditional use permit (collectively, “Laws”). Landlord makes no representation that any such Laws permit such installation and operation, and Tenant shall be solely responsible to determine the feasibility and legality of installing the Rooftop Equipment. Without limiting the generality of the foregoing, if any testing, sampling or disclosures relating to rooftop equipment at the Building are required to satisfy OSHA or other governmental agencies (including for radio frequency [RF] or electromagnetic field [EMF] emissions), Tenant shall pay the costs of any such required tests and studies (or its prorata share thereof if the cost is properly shared by other rooftop users). Landlord shall have no liability or responsibility for the maintenance or compliance with laws of any towers, antennas or structures, including, without limitation, compliance with Part 17 of the Federal Communications Commissions’ Rules.

8. No Interference.

a. The Rooftop Equipment and operations shall not interfere with the communications configurations, frequencies or operating equipment of any existing users on the rooftop (collectively, “Existing Users”), including any equipment which the Existing Users have the right to install or operate but have not yet installed. Further, the Rooftop Equipment and operations shall comply with all non-interference rules of the Federal Communications Commission (“FCC”). Upon receipt of written notice of apparent interference by Tenant with Existing Users, Tenant shall have the responsibility to promptly terminate such interference or to demonstrate with competent information that the apparent interference in fact is not caused by Tenant’s Rooftop Equipment or operations. Subsequent to the date Tenant commences the operation of the Rooftop Equipment, Landlord shall not knowingly install or permit the installation of new equipment at the Building if such new equipment is likely to cause interference with the operation of the Rooftop Equipment, it being acknowledged that Landlord shall have no right or responsibility to prevent the installation of equipment any party has the right to install under the terms of its lease or occupancy agreement, or pursuant to applicable laws or regulations. With respect to equipment which the installing party has no right to install, Landlord shall require the installing party to first provide Tenant with notice of the equipment to be installed and Tenant shall then have the reasonable opportunity to meet with the party wishing to install the additional equipment so that any potential interference can be resolved to the satisfaction of Tenant. If in the future equipment is installed at the Building which interferes with the operation of the Rooftop Equipment, Tenant agrees to reasonably cooperate with such other user to resolve such interference in a mutually acceptable manner, subject to and in accordance with the rules of the FCC and the terms of any rights of Existing Users to operate new or revised equipment at the Building. Notwithstanding anything to the contrary herein, in no event shall Landlord have any liability with respect to interference with Tenant’s operations or any loss of business or profits, and Tenant’s sole remedy in the event of a breach of this provision shall be to pursue an action for injunctive relief.

b. In no event shall the Antenna or any Connecting Equipment damage or adversely affect or interfere with the normal operation of the Building (including, but not limited to mechanical, electrical, life-safety, structural systems, window washing or other maintenance functions of the Building). Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Rooftop Space Addendum, provided that Tenant’s indemnification obligation hereunder shall not apply to the extent same is caused by the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. Should the the Rooftop Equipment by Tenant interfere with systems of the Building or telecommunications systems of any tenant, Tenant shall make such adjustments to the Rooftop Equipment or its related equipment as may be reasonably required by Landlord.

9. Access. Subject to the terms of this Rooftop Space Addendum, Tenant shall have the right to access its Rooftop Equipment during the hours of the Building more particularly set forth in the Lease. In exercising its right of access to the roof, Tenant agrees to cooperate and comply with any reasonable security procedures, access requirements and rules and regulations utilized by Landlord for the Building and further agrees not to unduly disturb or interfere with the business or other activities of Landlord or of other tenants or occupants of the Park.

10. Costs. Tenant shall be solely responsible for and shall pay all costs, expenses and taxes incurred in connection with the ownership, installation, operation, maintenance, use and removal of the Rooftop Equipment and the appurtenant equipment located in or on the Building, plus an administrative fee of ten percent (10%).

11. Insurance. Tenant shall cause the insurance policies maintained by Tenant pursuant to the Lease to include the Rooftop

Equipment and all related equipment and materials as part of Tenant’s insured property.

12. Indemnity. Tenant specifically agrees that the indemnification of Landlord by Tenant in accordance with the Lease is deemed to include any claims arising from the installation, operation, use, maintenance or removal of the Rooftop Equipment, and the provisions of Article 13 of the Lease are incorporated herein by reference.

13. Relocation. Landlord shall have the right, at its option and from time to time, upon not less than thirty (30) days prior notice to Tenant, to relocate the Rooftop Equipment to another location in the Building adequate to afford equivalent service to Tenant. Landlord shall pay the costs of relocation reasonably incurred by Tenant in connection with such substituted location, subject to adequate substantiation of such costs.

14. Removal and Restoration. Upon the expiration or earlier termination of the Lease, the Antenna and the Connecting Equipment shall be removed from the Building by Tenant, at Tenant’s sole cost and expense, and Tenant shall pay to repair any damage caused by such removal. If Tenant fails to remove the Antenna (if requested by Landlord to be removed) and any related Connecting Equipment (to the extent applicable) and repair the Building upon the expiration or earlier termination of the Lease Landlord, upon thirty (30) days’ written notice to Tenant, may do so at Tenant’s expense. The provisions of this Section 14 shall survive the expiration or earlier termination of the Lease. If any tenant of the Building under a lease in effect on the date hereof has a right to an antenna, or any tenant leasing more space than the Premises under the Lease requires an antenna, and Landlord is unable to accommodate such antenna (for any reason, including without limitation, physical or technical limitations regarding the use and operability thereof and any restrictions imposed by any governmental authority), but would be able to do so if the Antenna is removed then Landlord shall have the right, at its option, upon not less than fifteen (15) days prior notice to Tenant, to require the removal of the Antenna by Tenant. Upon such removal, the rights contained in this Rooftop Space Addendum shall terminate, except for any accrued and unperformed obligations and liabilities hereunder.

15. Termination. Landlord shall have the right to terminate this Rooftop Space Addendum and the rights of Tenant hereunder (i) upon three (3) months prior written notice in the event Landlord determines that due to a change of use or any redevelopment of the Park or the Building, the Rooftop Equipment can no longer be operated (provided that any election to terminate in such event shall be made on a non discriminatory basis); or (ii) Tenant’s use unreasonably interferes with an essential building system or function, which interference cannot be remedied; or (iii) the operation of the Rooftop Equipment interferes with the equipment or operations of any of the existing tenants, licensees, or occupants of the Park. This Rooftop Space Addendum shall also terminate upon any destruction or condemnation affecting the use or operation of the Rooftop Equipment hereunder, unless otherwise agreed in writing by Landlord and Tenant. If this Agreement is terminated as set forth herein, no amounts will be refunded or otherwise paid to Tenant and Tenant shall remain responsible for removing Tenant’s Rooftop Equipment and restoring the Building in accordance with the terms of this Rooftop Space Addendum.

Addendum 2, Page 2

16. Default. If any of the conditions set forth in this Rooftop Space Addendum are not complied with by Tenant, then such failure shall constitute a default by Tenant under the Lease, subject to the terms of Article 18 thereof.

17. Incorporation. Except to the extent modified or superseded by the terms and provisions of this Rooftop Space Addendum,

the terms and provisions of the Lease are incorporated by reference herein and shall have the same force and effect as if set forth fully herein.

Addendum 2, Page 3